Exhibit 23(a)



                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Roanoke Gas Company:



We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





                                                     s/KPMG Peat Marwick LLP
                                                     KPMG PEAT MARWICK LLP




Roanoke, Virginia
January 7, 1998